Exhibit 10.16

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of November 22, 2004 (this “Agreement”), is by and between CONCORD TECHNOLOGIES, LP, a Texas limited partnership (the “Debtor”), and UNION PLANTERS BANK, N.A., a national banking association (“Secured Party”).

R E C I T A L S:

1. Debtor, Geospace Technologies, LP, a Texas limited partnership (“Geospace”), OYO Instruments, LP, a Texas limited partnership (“Instruments”), Geospace Engineering Resources International, LP, a Texas limited partnership (“Engineering”), OYOG Operations, LP, a Texas limited partnership (“Operations”), and Secured Party have entered into that certain Loan Agreement dated as of November 22, 2004 (such Loan Agreement, as the same may be amended or modified from time to time, is referred to herein as the “Loan Agreement”).

2. Secured Party has conditioned its obligations under the Loan Agreement upon, among other things, the execution and delivery of this Agreement by Debtor.

NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. ARTICLE

Security Interest

1.1. Section Security Interest. Debtor hereby grants to Secured Party a security interest in the following property, whether now owned or existing or hereafter arising or acquired and wherever arising or located (such property being hereinafter sometimes called the “Collateral”):

(a) all of its accounts, accounts receivable, contract rights and general intangibles (but excluding patents, trademarks, trade names and other intellectual property), whether now owned or hereafter acquired and all investment property, financial assets, instruments, documents, chattel paper, deposit accounts and funds on deposit with Secured Party arising therefrom and including, without limitation, all lease receivables and all cash, notes, drafts and acceptances arising therefrom, all returned and repossessed goods arising from or relating to any such accounts, or other proceeds of any sale, lease or other disposition of inventory, and all proceeds (including insurance proceeds) and products thereof; and

(b) all of its inventory, whether now owned or hereafter acquired, including, without limitation, all raw materials, goods in process, finished goods and other tangible personal property held for sale or lease or furnished or to be furnished under contracts for service or used or consumed in

Debtor’s trade or business and all additions, accessions, substitutions, attachments and replacements thereto and all contracts with respect thereto and all documents of title evidencing or representing any part thereof and all products and proceeds (including insurance proceeds) thereof.

All terms used in this Agreement that are defined in the Uniform Commercial Code as adopted in the state of Texas shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.

1.2. Section Obligations. The Collateral shall secure the following obligations, indebtedness, and liabilities (all such obligations, indebtedness, and liabilities being hereinafter sometimes called the “Obligations”):

(a) the obligations and indebtedness of Debtor to Secured Party evidenced by that certain promissory note in the original principal amount of $15,000,000.00 dated November 22, 2004, executed, jointly and severally, by Debtor, Geospace, Instruments, Engineering and Operations and payable to the order of Secured Party;

(b) the Obligations as defined in the Loan Agreement;

(c) all costs and expenses, including, without limitation, all attorneys’ fees and legal expenses, incurred by Secured Party to preserve and maintain the Collateral, collect the obligations herein described, and enforce this Agreement; and

(d) all extensions, renewals, and modifications of any of the foregoing and all promissory notes given in renewal, extension or modification of any of the foregoing.

2. ARTICLE

Representations and Warranties

To induce Secured Party to enter into this Agreement and the Loan Agreement, Debtor represents and warrants to Secured Party that:

2.1. Section Title. Except for the security interest granted herein, Debtor owns, and with respect to Collateral acquired after the date hereof Debtor will own, the Collateral free and clear of any lien, security interest, or other encumbrance.

2.2. Section Accounts. Unless Debtor has given Secured Party written notice to the contrary, whenever the security interest granted hereunder attaches to an account, Debtor shall be deemed to have represented and warranted to Secured Party as to each and all of its accounts that (a) each account is genuine and is in all respects what it purports to be, (b) each account represents the legal, valid, and binding obligation of the account debtor evidencing indebtedness unpaid and owed by such account debtor arising out of the performance of labor or services by

Debtor or the sale or lease of goods by Debtor, and (c) the amount of each account represented as owing is the correct amount actually and unconditionally owing except for normal trade discounts and other normal credits (such as allowances for warranty claims) granted in the ordinary course of business.

2.3. Section Financing Statements. No financing statement, security agreement, or other lien instrument covering all or any part of the Collateral is on file in any public office, except as may have been filed in favor of Secured Party.

2.4. Section Jurisdiction of Organization; Legal Name. Debtor is a Texas limited partnership. Debtor’s legal name set forth in its Certificate of Limited Partnership filed with the Texas Secretary of State, as amended to date is: Concord Technologies, LP. Debtor’s organizational ID is 139644-10.

2.5. Section Principal Place of Business. The principal place of business and chief executive office of Debtor, and the office where Debtor keeps its books and records, is located at the address of Debtor listed in the Loan Agreement.

2.6. Section Location of Collateral. All inventory of Debtor is located at 7007 Pinemont Drive, Houston, Texas 77040.

2.7. Section Business Purpose. The Collateral is used, acquired and held exclusively for business purposes and no portion of the Collateral is consumer goods. The Obligations were incurred solely for business purposes and not as a consumer-goods transaction or a consumer transaction.

3. ARTICLE

Covenants

Debtor covenants and agrees with Secured Party that until the Obligations are paid and performed in full:

3.1. Section Maintenance. Debtor shall maintain the Collateral in good operating condition and repair and shall not permit any waste or destruction of the Collateral or any part thereof. Debtor shall not use or permit the Collateral to be used in violation of any law or inconsistently with the terms of any policy of insurance. Debtor shall not use or permit the Collateral to be used in any manner or for any purpose that would impair the value of the Collateral or expose the Collateral to unusual risk.

3.2. Section Encumbrances. Except for Liens (as defined in the Loan Agreement) described in clauses (a), (d), (e) and (f) of Section 8.2 of the Loan Agreement, Debtor shall not create, permit, or suffer to exist, and shall defend the Collateral against any lien, security interest, or other encumbrance on the Collateral except the security interest of Secured Party hereunder, and shall defend Debtor’s rights in the Collateral and Secured Party’s security interest in the Collateral against the claims of all persons and entities.

3.3. Section Disposition of Collateral. Debtor shall not sell, lease, or otherwise dispose of the Collateral or any part thereof without the prior written consent of Secured Party, except Debtor may sell inventory in the ordinary course of business.

3.4. Section Further Assurances. At any time and from time to time, upon the request of Secured Party, and at the sole expense of Debtor, Debtor shall promptly execute and deliver all such further instruments and documents and take such further action as Secured Party reasonably may deem necessary or desirable to preserve and perfect its security interest in the Collateral and carry out the provisions and purposes of this Agreement, including, without limitation, the execution (if necessary or applicable) and filing of such financing statements as Secured Party may require. A carbon, photographic, or other reproduction of this Agreement or of any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement and may be filed as a financing statement.

3.5. Section Risk of Loss; Insurance. Debtor shall be responsible for any loss of or damage to the Collateral. Debtor shall maintain insurance on the Collateral as provided in the Loan Agreement.

3.6. Section Inspection Rights. Upon reasonable prior notice, during Debtor’s normal business hours, Debtor shall permit Secured Party and its representatives to examine or inspect the Collateral wherever located and to examine, inspect, and copy Debtor’s books and records at any reasonable time and as often as Secured Party may desire.

3.7. Section Notification. Debtor shall promptly notify Secured Party of (a) any lien, security interest, encumbrance, or claim made or threatened against the Collateral, and (b) any material change in the Collateral, including, without limitation, any material damage to or loss of the Collateral.

3.8. Section Partnership Changes. Debtor shall give Secured Party at least thirty (30) days prior written notice of any change of its name, identity, or partnership structure in any manner that might make any financing statement filed in connection with this Agreement misleading and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement. Debtor shall not change its principal place of business, chief executive office, or the place where it keeps its books and records unless it shall have given Secured Party thirty (30) days prior written notice thereof and shall have taken all action deemed necessary or desirable by Secured Party to cause its security interest in the Collateral to be perfected with the priority required by this Agreement.

3.9. Section Books and Records; Information. Debtor shall from time to time at the request of Secured Party deliver to Secured Party such information regarding the Collateral and Debtor as Secured Party may request, including, without limitation, lists and descriptions of the Collateral and evidence of the identity and existence of the Collateral.

3.10. Section Location of Collateral. Other than pursuant to lease and rental agreements, Debtor shall not move any of its inventory from the location described in Section 2.6 without the prior written consent of Secured Party.

4. ARTICLE

Rights of Secured Party

4.1. Section Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, upon the occurrence of an Event of Default, to take any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following, without notice to or the consent of Debtor:

(a) to demand, sue for, collect, or receive in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title, or any other instruments for the payment of money under the Collateral or any policy of insurance;

(b) to pay or discharge taxes, liens, security interests, or other encumbrances levied or placed on or threatened against the Collateral;

(c) to send requests for verification to account debtors and other obligors; and

(d) (i) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (ii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (iv) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (v) to insure, and to make, settle, compromise, or adjust claims under any insurance policy covering any of the Collateral; and (vi) to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, or realize upon the Collateral and Secured Party’s security interest therein.

This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Agreement, and shall not be liable for any failure to do so or any delay in doing so. Secured Party shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or in its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct. This power of attorney is conferred on Secured Party solely to protect, preserve, and realize upon its security interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any security interest or lien given to secure the Collateral.

4.2. Section Performance by Secured Party. If Debtor fails to perform or comply with any of its agreements contained herein, Secured Party itself may, at its sole discretion, cause or attempt to cause performance or compliance with such agreement and the reasonable expenses of Secured Party, together with interest thereon at the Default Rate (as defined in the Loan Agreement), shall be payable by Debtor to Secured Party on demand and shall constitute Obligations secured by this Agreement. Notwithstanding the foregoing, it is expressly agreed that Secured Party shall not have any liability or responsibility for the performance of any obligation of Debtor under this Agreement.

4.3. Section Assignment by Secured Party. Subject to applicable provisions of the Loan Agreement, Secured Party may from time to time assign or grant participations in the Obligations and any portion thereof or the Collateral and any portion thereof, and the assignee or Purchaser (as defined in the Loan Agreement) shall be entitled to all of the rights and remedies of Secured Party under this Agreement in relation thereto.

4.4. Section Financing Statements. Debtor expressly authorizes Secured Party to file financing statements showing Debtor as debtor covering all or any portion of the Collateral in such filing locations as selected by Secured Party and authorizes, ratifies and confirms any financing statement filed prior to the date hereof by Secured Party in any jurisdiction showing Debtor as debtor covering all or any portion of the Collateral.

5. ARTICLE

Default

5.1. Section Events of Default. The term “Event of Default” shall mean an Event of Default as defined in the Loan Agreement.

5.2. Section Rights and Remedies. Upon the occurrence of an Event of Default, Secured Party shall have the following rights and remedies:

(a) Secured Party may declare the Obligations or any part thereof immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor; provided, however, that upon the occurrence of an Event of Default under Section 10.1(d) or Section 10.1(e) of the Loan Agreement, the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Debtor.

(b) In addition to all other rights and remedies granted to Secured Party in this Agreement and in any other instrument or agreement securing, evidencing, or relating to the Obligations or any part thereof, Secured Party shall have all of the rights and remedies of a secured party under the Uniform Commercial Code as adopted by the State of Texas. Without limiting the generality of the foregoing, Secured Party may (i) without demand or notice to Debtor, collect, receive, or take possession of the Collateral or any part thereof and for that purpose Secured Party may enter upon any premises on which the Collateral is located and remove the Collateral therefrom or render it inoperable, and/or (ii) sell, lease, or otherwise dispose of the Collateral, or any part thereof, in one or more parcels at public or private sale or sales, at Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery. Upon the request of Secured Party, Debtor shall assemble the Collateral and make it available to Secured Party at any place designated by Secured Party that is reasonably convenient to Debtor and Secured Party. Debtor agrees that Secured Party shall not be obligated to give more than five (5) Business Days (as defined in the Loan Agreement) written notice of the time and place of any public sale or of the time after which any private sale may take place and that such notice shall constitute reasonable notice of such matters. Debtor shall be liable for all reasonable expenses of retaking, holding, preparing for sale, or the like, and all reasonable attorneys’ fees, legal expenses, and all other costs and expenses incurred by Secured Party in connection with the collection of the Obligations and the enforcement of Secured Party’s rights under this Agreement. Subject to mandatory provisions of applicable law, Secured Party may apply the Collateral against the Obligations in such order and manner as Secured Party may elect in its sole discretion. Debtor shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay the Obligations in full. Debtor waives all rights of marshalling in respect of the Collateral.

(c) Secured Party may cause any or all of the Collateral held by it to be transferred into the name of Secured Party or the name or names of Secured Party’s nominee or nominees.

6. ARTICLE

Miscellaneous

6.1. Section No Waiver; Cumulative Remedies. No failure on the part of Secured Party to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement are cumulative and not exclusive of any rights and remedies provided by law.

6.2. Section Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective heirs, successors, and assigns, except that Debtor may not assign any of its rights or obligations under this Agreement without the prior written consent of Secured Party.

6.3. Section Amendment. The provisions of this Agreement may be amended or waived only by an instrument in writing signed by the parties hereto.

6.4. Section Notices. All notices and other communications provided for in this Agreement shall be given as provided in the Loan Agreement.

6.5. Section Applicable Law; Venue; Service of Process. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas and the applicable laws of the United States of America. This Agreement has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. The venue of, and provisions regarding service of process in connection with any action or proceeding hereunder shall be determined as provided in the Loan Agreement.

6.6. Section Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

6.7. Section Survival of Representations and Warranties. All representations and warranties made in this Agreement or in any certificate delivered pursuant hereto shall survive the execution and delivery of this Agreement, and no investigation by Secured Party shall affect the representations and warranties or the right of Secured Party to rely upon them.

6.8. Section Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

6.9. Section Waiver of Bond. In the event Secured Party seeks to take possession of any or all of the Collateral by judicial process, Debtor hereby irrevocably waives any bonds and any surety or security relating thereto that may be required by applicable law as an incident to such possession, and waives any demand for possession prior to the commencement of any such suit or action.

6.10. Section Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

6.11. Section ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (AS DEFINED IN THE LOAN AGREEMENT) REPRESENT THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first written above.

DEBTOR:

CONCORD TECHNOLOGIES, LP

By:	OYOG, LLC,
its general partner

By:	/s/ Thomas T. McEntire
Thomas T. McEntire
Vice President and
Chief Financial Officer

SECURED PARTY:

UNION PLANTERS BANK, N.A.

By:	/s/ Edward K. Bowdon
Edward K. Bowdon
Senior Vice President